UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2005

Date of Report (Date of earliest event reported)

RADVIEW SOFTWARE LTD.

(Exact name of registrant as specified in its charter)

Israel	0-31151	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 New England Executive Park, Burlington, MA 01803

(Address of principal executive offices)

(781) 238-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

Revolving Line of Credit Loan and Security Agreement

On May 27, 2005, RadView Software Ltd., a company organized under the laws of Israel (the “Company”), through RadView Software Inc., the Company’s U.S. subsidiary (the “U.S. Subsidiary”), entered into a definitive loan and security agreement with Comerica Bank for a one-year revolving line of credit facility for borrowings of up to $2.0 million.  Advances under the facility will be limited to the lesser of $2.0 million or the sum of 75% of eligible accounts receivable plus $1.0 million.  Borrowings under the facility will bear interest at the bank’s prime rate plus 1.25%.  The Company and the U.S. Subsidiary will be required to maintain compliance with financial covenants, including: (a) a minimum cash balance of $1.2 million, which may be reduced to $1.0 million upon execution of a control arrangement by a third party bank satisfactory to Comerica Bank, and (b) specified net income (loss) levels based on the Company’s consolidated operating budget.  Borrowings under the credit facility will be secured by substantially all of the assets of the U.S. Subsidiary and specified assets of the Company, and guaranteed by the Company and specified subsidiaries of the Company.

In connection with the facility, the Company issued to Comerica Bank a warrant dated May 25, 2005 to purchase 352,941 of the Company’s ordinary shares at an exercise price of $0.17 per share.   The warrants are exercisable immediately and have a term of seven years.  The warrant also provides for piggyback registration rights.

On June 1, 2005, the Company issued a press release announcing that it had entered into the definitive agreement for the credit facility.  A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

Amendment to Lease for Office Space

On May 26, 2005, the Company amended the lease for its current office space in Tel Aviv, Israel, whereby the term was extended an additional 12 months to expire on August 31, 2006 and reduce the base rent, the parking fees and security deposit amount.

Item 9.01                     Financial Statements and Exhibits

The following exhibits are being furnished herewith:

99.1                           Press Release issued by RadView Software Ltd. on June 1, 2005 announcing the revolving line of credit facility.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADVIEW SOFTWARE LTD.

Date: June 1, 2005	/s/ CHRISTOPHER DINEEN
Christopher Dineen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	DESCRIPTION

99.1	Press Release issued by RadView Software Ltd. on June 1, 2005 announcing the revolving line of credit facility.